EXHIBIT 10.1
     THIRD AMENDMENT, dated as of December 9, 2005 (the “Third Amendment”), to the Amended and Restated Credit Agreement, dated as of July 1, 2004 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among PIKE ELECTRIC CORPORATION, a Delaware corporation (“Holdings”), PIKE ELECTRIC, INC., a North Carolina corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), J.P. MORGAN SECURITIES INC., as syndication agent, NATIONAL CITY BANK, as documentation agent, and BARCLAYS BANK PLC, as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”). All capitalized terms used herein that are defined in the Credit Agreement and that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.
W I T N E S S E T H:
     WHEREAS, the Borrower has requested that the Lenders agree to amend the Credit Agreement to reduce the rate of interest on the Loans;
     WHEREAS, the Borrower has requested that the Lenders agree to amend the Credit Agreement to modify certain other terms and conditions of the Credit Agreement; and
     WHEREAS, the Lenders have agreed to amend the Credit Agreement solely on the terms and conditions set forth in this Third Amendment.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:
SECTION 1.   AMENDMENTS TO THE CREDIT AGREEMENT
     1.1.   Amendment to Section 3. The Credit Agreement is hereby amended by adding the following new Section 3.4 thereto:
     3.4 Increase in Total Revolving Commitment. (a) The Borrower shall have the right, exercisable in its sole discretion at any time and from time to time, to increase the Total Revolving Commitment by giving written notice of such increase (an “Increase Notice”) to the Administrative Agent. Each Increase Notice shall specify the Lender or Lenders or any other Person or Persons to which any Lender is permitted to assign Revolving Commitments in accordance with Section 12.4(b), or any combination of such Lenders and such Persons (collectively, “New Lenders”), prepared to incur or increase, as the case may be, its Revolving Commitment (each such incurrence or increase, a “Revolving Commitment Increase”) and the amount of such Revolving Commitment Increase; provided that Revolving Commitment Increases may only be made in a maximum aggregate amount of up to $20,000,000 thereby increasing the Total Revolving Commitment to up to $90,000,000; provided further that:
     (i) each such Revolving Commitment Increase shall be in an amount at least equal to $5,000,000 or an integral multiple of $500,000 in excess thereof, unless otherwise agreed to by the Administrative Agent;
     (ii) the Borrower shall execute and deliver to the Administrative Agent (A) board resolutions of the Borrower certified by its secretary or assistant secretary authorizing the Revolving Commitment Increase specified in such

Increase Notice and the execution and delivery of all applicable documentation in connection therewith, (B) upon request of the Administrative Agent, the legal opinions of counsel to the Borrower as to the due authorization, execution and delivery of the documentation relating to such Revolving Commitment Increase, the enforceability of this Agreement, after giving effect to such Revolving Commitment Increase, and no conflict thereof with the Certificate of Incorporation, by-laws and material agreements of the Borrower or with any applicable laws, rules or regulations and (C) all additional agreements, instruments and documents which the Administrative Agent may reasonably request in connection with such Revolving Commitment Increase, in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel and, with respect to the opinions described in clause (B) above, in form and substance substantially similar to such opinions delivered on the Closing Date in satisfaction of Section 5.1(b);
     (iii) the Letter of Credit Issuer shall have consented to each New Lender providing all or a portion of such Revolving Commitment Increase (such consent not to be unreasonably withheld or delayed);
     (iv) the Borrower and each New Lender shall execute and deliver an agreement (a “Revolving Commitment Increase Agreement”) in substantially the form of Exhibit L to evidence each New Lender’s Revolving Commitment and its status as a Revolving Lender hereunder, such Revolving Commitment Increase Agreement shall be acknowledged by the Administrative Agent and consented to by the Letter of Credit Issuer (such acknowledgement and consent not to be unreasonably withheld or delayed), and all proceedings of the Borrower relating to the matters provided for therein shall be reasonably satisfactory to the Administrative Agent and its counsel; and
     (v) no Default or Event of Default then exists or would arise as a result of any such increase.
     (b) Upon the execution, delivery and acceptance of the documents required by this Section 3.4 and the satisfaction of the conditions precedent to the effectiveness of the applicable Revolving Commitment Increase, each New Lender shall have all of the rights and obligations of a Revolving Lender under this Agreement. The Administrative Agent shall provide the Revolving Lenders with notice of the revised Total Revolving Commitment and the revised Revolving Percentages of the Revolving Lenders, including the New Lenders.
     (c) Upon the effectiveness of a Revolving Commitment Increase pursuant to this Section 3.4, the Borrower shall prepay to certain Revolving Lenders such amount of any Revolving Loans as may be then outstanding (without regard to minimum prepayment amounts pursuant to Section 4.1 but including any additional amounts required pursuant to Section 1.11) as are necessary so that, after giving effect to such prepayments and any borrowings on such date of all or any portion of such Revolving Commitment Increase, the principal balance of all outstanding Revolving Loans owing to each Revolving Lender is equivalent to each such Revolving Lender’s Revolving Percentage (after giving effect to any nonratable Revolving Commitment Increase in the

Total Revolving Commitment resulting from a Revolving Commitment Increase pursuant to this Section 3.4) of all then outstanding Revolving Loans.
     1.2.   Amendment to Section 7.1 (Financial Statements). Section 7.1(b) of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:
     Notwithstanding anything to the contrary contained in this Section 7.1, Holdings and its Subsidiaries shall be deemed to have delivered financial statements pursuant to paragraph (a) above and this paragraph (b) with respect to any period for which it has timely filed its Form 10-K or Form 10-Q, as the case may be, with the SEC; provided that such Form 10-K or Form 10-Q, as the case may be, is publicly available on the SEC’s website (or a similar website) within the time periods required by paragraph (a) above and this paragraph (b).
     1.3.   Amendment to Section 8.7 (Leases). Section 8.7 of the Credit Agreement is hereby amended by deleting the amount “$20,000,000” and substituting in lieu thereof the following amount: “$30,000,000.”
     1.4.   Amendments to Section 8.9 (Dividends). Section 8.9(a) of the Credit Agreement is hereby amended by (a) deleting the period at the end of clause (viii) thereof and inserting in lieu thereof the phrase “; and” and (b) inserting the following the new clause (ix) immediately following clause (viii) thereof:
     (ix) Holdings may pay Dividends on any date on which the Leverage Ratio, calculated as of the end of the then most recently ended fiscal period for which financial statements shall have been delivered or deemed delivered to the Lenders pursuant to Section 7.1 on a pro forma basis, after giving effect to any Borrowing the proceeds of which are used to fund such Dividend, is less than 2.00 to 1.00.
     1.5.   Amendments to Section 10 (Definitions). (a) Section 10 of the Credit Agreement is hereby amended by adding the following new definition in appropriate alphabetical order:
     “Increase Notice” shall have the meaning provided in Section 3.4.
     “New Lender” shall have the meaning provided in Section 3.4.
     “Revolving Commitment Increase” shall have the meaning provided in Section 3.4.
     “Revolving Commitment Increase Agreement” shall have the meaning provided in Section 3.4.
     (b) Section 10 of the Credit Agreement is hereby amended by deleting the definitions of the terms “Pricing Grid” and “Revolving Commitment” and substituting in lieu thereof the following new definitions in the appropriate alphabetical order:

     “Pricing Grid” shall mean the table set forth below:

	Applicable Margin for			Applicable Margin for
	Eurodollar Loans			ABR Loans
	Revolving	Tranche B	Tranche C	Revolving Loans and	Tranche B	Tranche C
Leverage Ratio	Loans	Term Loans	Term Loans	Swingline Loans	Term Loans	Term Loans
Greater than 2.75x	2.00%	1.75%	1.75%	1.00%	0.75%	0.75%
Less than or equal to 2.75x but greater than or equal to 2.50x	1.75%	1.50%	1.50%	0.75%	0.50%	0.50%
Less than 2.50x	1.50%	1.50%	1.50%	0.50%	0.50%	0.50%

     For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered or deemed delivered to the Lenders pursuant to Section 7.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered or deemed delivered within the time periods specified in Section 7.1, then, until the date that is three Business Days after the date on which such financial statements are delivered or deemed delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 8.14.
     “Revolving Commitment” shall mean, with respect to each Lender, (x) the amount set forth opposite such Lender’s name in Annex 1.1A hereto directly below the column entitled “Revolving Commitment”, as the same may be reduced from time to time pursuant to Section 3.2, 3.3 and/or Section 9, (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 12.4 or (z) incurred or increased pursuant to Section 3.4.
     1.6. Addition of Exhibit L. The Credit Agreement is hereby amended by adding thereto a new Exhibit L, which shall read in its entirety as set forth in Exhibit L to this Third Amendment.
SECTION 2.   CONDITIONS PRECEDENT
     This Third Amendment shall become effective on the date the “Third Amendment Effective Date”) upon which the Administrative Agent shall have received (a) counterparts of this Third Amendment duly executed by Holdings, the Borrower, the Letter of Credit Issuer and the Required Lenders, and (b) an Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Credit Party party to the Guarantee and Collateral Agreement; provided, that the amendment to the term “Pricing Grid” provided for in Section 1.5 of this Third Amendment shall not become effective (i) with respect to the Revolving Loans and Swingline Loans, unless and until the Administrative Agent shall have received counterparts of this Third Amendment duly executed by each of the Revolving Lenders, (ii) with respect to the Tranche B Term Loans, unless and until the Administrative Agent shall have received counterparts of this Third Amendment duly executed by each Lender which is a holder thereof, or (iii) with respect to the Tranche C Term Loans, unless and until the Administrative Agent shall have received counterparts of this Third Amendment duly executed by each Lender which is a holder thereof.
SECTION 3.   REPRESENTATIONS AND WARRANTIES.
     To induce the Administrative Agent and the Lenders to enter into this Third Amendment, each of Holdings and the Borrower hereby represent and warrant to the Administrative Agent and the Lenders that (before and after giving effect to this Third Amendment):
     3.1.   Each Credit Party has the corporate power and authority, and the legal right, to make and deliver this Third Amendment and the Acknowledgment and Consent (the “Amendment Documents”) to which it is a party and to perform its obligations under the Credit Agreement, as amended hereby (the “Amended Credit Agreement”). Each Credit Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Amendment Documents to which it is a party and the performance of the Amended Credit Agreement.
     3.2.   Each of the representations and warranties made by any Credit Party herein or in or pursuant to the Credit Documents is true and correct in all material respects on and as of the Third Amendment Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct as of such earlier date).
     3.3.   The Borrower and the other Credit Parties have performed in all material respects all agreements and satisfied all conditions which this Third Amendment and the other Credit Documents provide shall be performed or satisfied by the Borrower or the other Credit Parties on or before the Third Amendment Effective Date.
     3.4.   After giving effect to this Third Amendment, no Default or Event of Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Third Amendment.
SECTION 4.   MISCELLANEOUS.
     4.1.   Counterparts. This Third Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Third Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Third Amendment.

     4.2.   Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses in connection with the negotiation, preparation, execution and delivery of this Third Amendment, including, without limitation, the reasonable fees and expenses of Simpson Thacher & Bartlett LLP.
     4.3.   Continuing Effect. Except as expressly amended hereby, the Credit Agreement and the other Credit Documents shall continue to be and shall remain in full force and effect in accordance with their terms. This Third Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement or the other Credit Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower or of Holdings that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Any reference to the “Credit Agreement” in the Credit Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Third Amendment.
     4.4.   GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     4.5.   Miscellaneous. On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

     IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed and delivered by their respective duly authorized officers as of the day and year first above written.

PIKE ELECTRIC CORPORATION
By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

PIKE ELECTRIC, INC.
By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

Third Amendment

BARCLAYS BANK PLC, as Administrative Agent and as Letter of Credit Issuer
By:	/s/ David Barton
	Name:	David Barton
	Title:	Associate Director

Third Amendment

/s/
as a Lender

By:
Name:
Title:

Third Amendment

EXHIBIT A
ACKNOWLEDGMENT AND CONSENT
     Reference is hereby made to the Third Amendment dated as of December 1, 2005 (the “Third Amendment”) to the Amended and Restated Credit Agreement dated as of July 1, 2004 (as amended, supplemented or otherwise modified, the “Credit Agreement”; terms defined in the Credit Agreement being used in this Acknowledgement and Consent with the meanings given to such terms in the Credit Agreement) among PIKE ELECTRIC CORPORATION (“Holdings”), PIKE ELECTRIC, INC. (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), J.P. MORGAN SECURITIES INC., as syndication agent, NATIONAL CITY BANK, as documentation agent, and BARCLAYS BANK PLC, as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”). Each of the undersigned parties to the Guarantee and Collateral Agreement and/or any Security Document, in each case as amended, supplemented or otherwise modified from time to time, hereby (a) consents to the Third Amendment and the transactions contemplated thereby and (b) acknowledges and agrees that the guarantees and grants of security interests contained in the Guarantee and Collateral Agreement and the Security Documents are, and shall remain, in full force and effect after giving effect to the Third Amendment.

PIKE EQUIPMENT AND SUPPLY COMPANY
By:	/s/ J. Eric Pike
Title: President & Chief Executive Officer

RED SIMPSON, INC.
By:	/s/ J. Eric Pike
Title:

AKERMAN FOUNDATION DRILLING, INC.
By:	/s/ J. Eric Pike
Title:

GILLETTE ELECTRIC CONSTRUCTION, INC.
By:	/s/ J. Eric Pike
Title:

Acknowledgement and Consent to Third Amendment

INDUSTRIAL ELECTRICAL CORPORATION OF TEXAS
By:	/s/ J. Eric Pike
Title:

Acknowledgement and Consent to Third Amendment

EXHIBIT L
Form of Revolving Commitment Increase Agreement
     THIS AGREEMENT is made and entered into this ___day of ____________, 20___, (this “Agreement”) pursuant to that certain Amended and Restated Credit Agreement, dated as of July 1, 2004, (as amended, supplemented or otherwise modified, the “Credit Agreement”) among PIKE ELECTRIC CORPORATION, a Delaware corporation (“Holdings”), PIKE ELECTRIC, INC., a North Carolina corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), J.P. MORGAN SECURITIES INC., as syndication agent, NATIONAL CITY BANK, as documentation agent, and BARCLAYS BANK PLC, as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into the Credit Agreement pursuant to which certain of the Lenders have, among other things, agreed to make revolving loans to the Borrower in the principal amount of up to $70,000,000 at any one time outstanding (which may be increased to $90,000,000); and
     WHEREAS, the Borrower has exercised its right to increase the Total Revolving Commitment pursuant to Section 3.4 of the Credit Agreement, and [ ] (the “New Lender”) has agreed to [provide the Borrower a Revolving Commitment of $         ,000,000] [increase its Revolving Commitment to $         ] (the “New Lender Commitment”) thereby increasing the then applicable Total Revolving Commitment to $ ,000,000;
     NOW, THEREFORE, the Borrower and the New Lender do hereby agree as follows:
     1. Definitions. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefore in the Credit Agreement.
     2. New Lender Commitment. Subject to the conditions hereof, the New Lender agrees by the execution of this Agreement that it [shall be a party to the Credit Agreement as a Lender and] shall provide to the Borrower its Revolving Commitment in the amount of the New Lender Commitment.
     3. Representations and Warranties. The Borrower hereby represents and warrants that:
     (a) there exists no Default or Event of Default; and
     (b) all representations and warranties contained in the Agreement or in the other Credit Documents in effect on the date hereof are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.
     4. New Lender. Upon the effectiveness of this Agreement, the New Lender, if not a Lender prior to the effectiveness of this Agreement, shall be a party to the Credit Agreement and have the rights and obligations of a Revolving Lender thereunder.

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     5. Entire Agreement. This Agreement, along with the Credit Agreement, sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Agreement or otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

PIKE ELECTRIC, INC.
By:
Name:
Title:

[Insert name of New Lender]
By:
Name:
Title:

Acknowledged by and Consented to by:
BARCLAYS BANK PLC, as Administrative Agent
and as Letter of Credit Issuer

By:
Name:
Title:

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